As filed with the Securities and Exchange Commission on December 15, 1997
                                           Registration Statement No. __________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    11-1986657
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

  55 Charles Lindbergh Boulevard
         Mitchel Field, NY                                 11553
 (Address of Principal Executive Offices)                (Zip Code)


    FREQUENCY ELECTRONICS, INC. 1997 INDEPENDENT CONTRACTOR STOCK OPTION PLAN
                            (Full title of the Plan)


            Joseph P. Franklin, Chief Executive and Financial Officer
                           Frequency Electronics, Inc.
                         55 Charles Lindbergh Boulevard
                             Mitchel Field, NY 11553
          (Name and address, including zip code of agent for services)

                                  516-794-4500
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott Rapfogel, Esq.
                               Milling Law Offices
                      115 River Road, Bldg. 12, Suite 1205
                               Edgewater, NJ 07020

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. |X|



                               Page 1 of 18 pages
                             Exhibit Index at page 8

                         CALCULATION OF REGISTRATION FEE



                                           Proposed    Proposed
                                            Maximum     Maximum
                                Amount     Offering    Aggregate     Amount of
  Title of Securities            to be     Price Per   Offering     Registration
   to be Registered           Registered   Share (1)   Price (1)        Fee



Common Stock, par value
$1.00 per share, under
Frequency Electronics, Inc.
1997 Independent Contractor
Stock Option Plan (2)           200,000    $17.75    $3,550,000.00    $1,207.00




(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on December 9, 1997.

(2) Pursuant to Rule 416 there are also registered hereby such additional, indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Frequency Electronics, Inc. 1997 Independent Contractor Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following   documents  are   incorporated  by  reference  in  this
registration statement.

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

         (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended July 31, 1997 and October 31, 1997, Registrant's Current Reports on Form 8-K dated October 14, 1997 and December 1, 1997, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended April 30, 1997.

         (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 27, 1969 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, Registrant indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees or agents of Registrant. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

         The   Registrant's   By-Laws   provide  for   indemnification   of  the
Registrant's officers and directors against all liabilities (including reasonable costs, expenses, attorneys' fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Registrant, or of any other corporation which they serve as a director or officer at the request of the Registrant, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit or proceeding is commenced against them. The indemnification provided by the By-Laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith or gross negligence.

         The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

         Various matters of litigation which may result in claims for indemnification by certain directors and officers of Registrant are presently pending and are more fully described in Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1997 (see "Item 3. Legal Proceedings"), and the Quarterly Reports on Forms 10-Q dated July 31, 1997 and October 31, 1997 (see "Part II - Item 1. Legal Proceedings"), all of which reports are incorporated herein by reference. Except as described in such reports, there is no other litigation pending, and neither Registrant nor any of its directors know of any threatened litigation which might result in a claim for indemnification by any director or officer.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         Exhibit
         Number                      Description of Document
         ------                      -----------------------

         3.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on May 23, 1968 (filed as Exhibit 3.1 of Registrant's registration statement on Form S-1 (File No. 2-29609), and incorporated herein by reference).

         3.2 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on March 27, 1981 (filed as Exhibit 3.2 of Registrant's registration statement on Form S-1 (File No. 2-71727), and incorporated herein by reference).

         3.3 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1984 (filed as Exhibit 27 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference).

         3.4 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 22, 1986 (filed as Exhibit 42 of Registrant's Form 10-K for the year ended April 30, 1987 and incorporated herein by reference).

         3.5 Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1987 (filed as Exhibit 45 of Registrants Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).


         3.6 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 2, 1989 (filed as Exhibit 59 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference).

         3.7               Bylaws  of  Registrant   (filed  as  Exhibit  3.3  to
                           Registrant's Form 10-K for the year ended April 30, 1981, and incorporated herein by reference)

         4.1 Frequency Electronics, Inc. 1997 Independent Contractor Stock Option Plan.

         5.1               Opinion of Milling Law Offices.

         23.1              Consent of Coopers & Lybrand L.L.P.

         23.2              Consent of Milling Law Offices  (included  in Exhibit
                           5.1).

         24.1              Power of Attorney - Joel Girsky

         24.2              Power of Attorney - John C. Ho

Item 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)     To include any prospectus required by section
                                    10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mitchel Field, County of Nassau, Town of Hempstead, State of New York, on the 15th day of December, 1997.


                                          FREQUENCY ELECTRONICS, INC.


                                        By  /s/Joseph P. Franklin
                                           ----------------------
                                           JOSEPH P. FRANKLIN,
                                           Chairman of the Board,
                                           Chief Executive and Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                            Date



/s/Joseph P. Franklin       Chairman of the Board,             December 15, 1997
---------------------       Chief Executive Officer,
 JOSEPH P. FRANKLIN         Chief Financial Officer,
                            and Director




/s/ John Ho                 Director                           December 15, 1997
-----------
 JOHN HO


/s/ Joel Girsky             Director                           December 15, 1997
---------------
 JOEL GIRSKY

                                INDEX TO EXHIBITS


  Exhibit
  Number                    Description of Documents                       Page

 3.1 Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on May 23, 1968 (filed as Exhibit 3.1 of Registrant's registration statement on Form S-1 (File No. 2-29609), and incorporated herein by reference)

 3.2 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on March 27, 1981 (filed as
       Exhibit 3.2 of Registrant's registration statement on Form S-1 (File No. 2-71727), and incorporated herein by reference)

 3.3 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1984 (filed as
       Exhibit 27 of Registrant's Form 10-K for the year ended April 30, 1985 and incorporated herein by reference)

 3.4 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 22, 1986 (filed as
       Exhibit 42 of Registrant's Form 10-K for the year ended April 30, 1987 and incorporated herein by reference)

 3.5 Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on October 26, 1987 (filed as Exhibit 45 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference)

 3.6 Amendment to Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on November 2, 1989 (filed as
       Exhibit 59 of Registrant's Form 10-K for the year ended April 30, 1990 and incorporated herein by reference)

 3.7 Bylaws of Registrant (filed as Exhibit 3.3 to Registrant's Form 10-K for the year ended April 30, 1981, and incorporated herein by reference)

 4.1   Frequency Electronics, Inc. 1997 Independent Contractor Stock
       Option Plan.........................................................   9

 5.1   Opinion of Milling Law Offices......................................   15

23.1   Consent of Coopers & Lybrand L.L.P..................................   16

23.2   Consent of Milling Law Offices (included in Exhibit 5.1)

24.1   Power of Attorney - Joel Girsky.....................................   17
24.2   Power of Attorney - John C. Ho......................................   18

                                                                    Exhibit 4.14

                           FREQUENCY ELECTRONICS, INC.

                  1997 INDEPENDENT CONTRACTOR STOCK OPTION PLAN

                                    SECTION 1
                            PURPOSE AND SCOPE OF PLAN

         The purpose of this Plan is to advance the interests of Frequency Electronics, Inc. (the "Company") and its stockholders by helping the Company obtain and retain the services of consultants and advisors upon whose judgment, initiative, and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. These goals will be effectuated by granting Options to purchase stock to such persons. Such Options are not intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended.


                                    SECTION 2
                               CERTAIN DEFINITIONS

         Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

A.   "Act" means the federal Securities Act of 1933, as amended;

B.   "Board of Directors" means the Board of Directors of the Company;

C. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board of Directors and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

D. "Committee" means the committee of two or more Directors, appointed by the Board of Directors pursuant to subsection 3(a), below, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board of Directors during such times as no Committee is appointed by the Board of Directors;

E.   "Common Stock" means shares of the Company's Common Stock, $1.00 par value;

F. "Company" means Frequency Electronics, Inc. a Delaware corporation, and/or its Subsidiaries;

G. "Eligible Participant" means a person who, on the Grant Date as hereinafter defined, is a consultant or advisor rendering bona fide services to the Company provided, however, that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction;

H. "Grant Date" means the date on which the Option is deemed to be granted to the Optionee, as determined by the Committee.

I. "Option" means an Option granted pursuant to this Plan entitling the option holder to acquire shares of Common Stock issued by the Company pursuant to the valid exercise of the Option;

J. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

K. "Option Stock" means Common Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

L.   "Optionee"   means  an Eligible Participant  to  whom Options  are  granted hereunder;

M.   "Plan"   means this 1997 Independent Contractor  Stock Option Plan  of  the
     Company;

N. "Stock Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

O.   "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in
     Section 424(f) of the Code;


                                    SECTION 3
                             ADMINISTRATION OF PLAN

         (a) This Plan shall be administered by a Committee appointed by the Board of Directors for such purpose. Such Committee shall consist of not less than two members of the Board of Directors.

         (b)  The  Committee   shall  have  full  authority  and  discretion  to
determine, consistent with the provisions of this Plan, the Eligible Participants to be granted Options, the times at which Options shall be granted, the Option Price of the shares subject to each Option, the number of shares subject to each Option, the period during which each Option shall be exercisable, and the terms to be set forth on each Option certificate. The Committee shall also have the authority and power to impose such contractual restrictions, conditions, limitations and forfeitures relating to such Options and the shares subject to each Option as the Committee shall determine. The Committee shall have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan.

         (c) The Committee's interpretation and construction of any provisions of this Plan or any Option granted hereunder shall be final, conclusive, and binding.


                                    SECTION 4
                     ELIGIBILITY AND AWARD OF STOCK OPTIONS

         (a) The Committee may, from time to time, determine the Eligible Participants who shall be granted Options under this Plan. An Eligible Participant who has been granted an Option may be granted an additional Option or Options under this Plan if the Committee shall so determine. The granting of an Option under this Plan shall not affect any outstanding stock option previously granted to an Optionee under this Plan or any other plan of the Company.

         (b) Additional Options may be granted by the Committee, at any time and from time to time, to new Optionees, or to then Optionees, or to a greater or lesser number of Optionees, and may include or exclude previous Optionees. Options granted need not contain similar provisions.

                                    SECTION 5
                         SHARES OF STOCK SUBJECT TO PLAN

         Subject to the provisions of Section 12 of this Plan, the number of shares that may be issued pursuant to the Options granted by the Committee under this Plan shall not exceed two hundred thousand (200,000) shares of the Common Stock of the Company. Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an Option under this Plan that expires for any reason or is terminated unexercised as to such shares may again be subject to an Option under this Plan.


                                    SECTION 6
                             STOCK OPTION AGREEMENTS

         Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by such Stock Option Agreements or other agreements, in such form as the Committee, shall, from time to time, approve. Such agreements shall comply with and be subject to the terms and conditions of this Plan.


                                    SECTION 7
                                  OPTION PRICE

         (a) Each Option shall state the number of shares to which it pertains and shall state the Option Price, which shall not be less than the par value of the Common Stock.

         (b) The Option Price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by check.

         (c) The cash proceeds from the sales of Common Stock pursuant to the exercise of Options are to be added to the general funds of the Company and used for its corporate purposes.


                                    SECTION 8
                          TERM AND EXERCISE OF OPTIONS

         (a) Subject to the provisions of Section 11, below, the terms of exercisability of each Option granted hereunder shall be determined by the Committee at its discretion.

         (b) An Option may be exercised to the extent exercisable by: (i) giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof; and (ii) giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

                                    SECTION 9
                               NONTRANSFERABILITY

         All Options granted under this Plan shall be nontransferable by the Optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime, only by him or her.


                                   SECTION 10
                               REQUIREMENTS OF LAW

         The granting of Options and the issuance of shares of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.


                                   SECTION 11
                                DEATH OF OPTIONEE

         In the event of the death of an Optionee such deceased Optionee's legal heirs or estate shall have the right to exercise all outstanding Options to the extent that such deceased Optionee was entitled to exercise them at the date of his or her death.


                                   SECTION 12
                                   ADJUSTMENTS

         In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding Option and the Option Prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.


                                   SECTION 13
             CLAIM TO STOCK OPTION, OWNERSHIP, OR CONTRACTUAL RIGHTS

         No person shall have any claim or right to be granted Options under this Plan. No Optionee, before issuance of the stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to continue any relations with the Company as an independent contractor.

                                   SECTION 14
                              UNSECURED OBLIGATION

         Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts that may become payable to any Optionee.


                                   SECTION 15
                                EXPENSES OF PLAN

         The expenses of administering the Plan shall be borne by the Company.


                                   SECTION 16
                                 INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which the person may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in satisfaction of judgment in any such action, suit, or proceeding against the person, provided the Company shall be given an opportunity, at its own expense, to handle and defend the action on the individual's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power than the Company may have to indemnify them or hold them harmless.


                                   SECTION 17
                            AMENDMENT AND TERMINATION

         Unless this Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted after December 2, 2007. The Board of Directors may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, including without limitation:

         (a) Increasing the aggregate number of shares of Common Stock as to which Options may be granted under the Plan except as provided in Section 12, above; and

         (b)  Extending the period during which Options may be granted.


                                   SECTION 18
            APPLICABILITY OF PLAN TO OTHER OUTSTANDING STOCK OPTIONS

         This Plan shall not affect the terms and conditions of any other stock options heretofore granted to any person under any other Company plan relating to statutory or nonstatutory stock options, nor shall it affect any of the rights of any person to whom such a statutory or nonstatutory stock option was granted.


                                   SECTION 19
                             EFFECTIVE DATE OF PLAN

         The plan shall become effective as of December 2, 1997.

                                                                     Exhibit 5.1


                               MILLING LAW OFFICES

                      Members New Jersey and New York Bars


115 River Road                                  Telephone  201-313-1600
Building 1205, Suite 1205                       Telecopier  201-313-7249
Edgewater, NJ 07020                             E-mail 72731,3152@compuserve.com


OPINION OF COUNSEL


                                                              December 15, 1997



Frequency Electronics, Inc.
55 Charles Lindbergh Boulevard
Mitchel Field, NY 11553

Gentlemen:

         You have requested our opinion as counsel for Frequency Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of 200,000 shares of common stock issuable upon the exercise of options granted under the Frequency Electronics, Inc. 1997 Independent Contractor Stock Option Plan.

         We have examined the Company's Registration Statement of Form S-8 in the form to be filed with the Securities and Exchange Commission on or about December 15, 1997 (the "Registration Statement"). We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, we are of the opinion that, upon issuance and sale, the shares of common stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,

                                                          MILLING LAW OFFICES


                                                         By:/s/Scott Rapfogel
                                                           ------------------
                                                             Scott Rapfogel

                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Frequency Electronics, Inc. on Form S-8 of our report dated June 24, 1997, which includes an explanatory paragraph as to certain litigation, on our audits of the consolidated financial statements and financial statement schedule of Frequency Electronics, Inc. as of April 30, 1997 and April 30, 1996, and for each of the three years in the period ended April 30, 1997.


                                                /s/ Coopers & Lybrand
                                                ---------------------
                                               COOPERS & LYBRAND L.L.P.


Melville, New York
December 15, 1997

                                                                    Exhibit 24.1



                                POWER OF ATTORNEY

                  I, the undersigned, a member of the Board of Directors of Frequency Electronics, Inc. (the "Company"), hereby constitute and appoint Joseph P. Franklin as my true and lawful attorney-in-fact and agent, with full power to substitute John C. Ho, on any specific occasion, as attorney-in-fact and agent for the undersigned. Joseph P. Franklin, as attorney-in-fact and agent may act for the undersigned, for and in my stead, in any and all capacities, to sign on my behalf any and all Registration Statements on Form S-8 with respect to common stock issued or to be issued under the Frequency Electronics, Inc. 1997 Independent Contractor Stock Option Plan, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with such registration statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and confirms all that Joseph
         P. Franklin, as attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.



Dated:   December 15, 1997                         /s/ Joel Girsky
                                                   ---------------
                                                     JOEL GIRSKY

                                                                    Exhibit 24.2



                                POWER OF ATTORNEY

                  I, the undersigned, a member of the Board of Directors of Frequency Electronics, Inc. (the "Company"), hereby constitute and appoint Joseph P. Franklin as my true and lawful attorney-in-fact and agent, with full power to substitute Joel Girsky, on any specific occasion, as attorney-in-fact and agent for the undersigned. Joseph P. Franklin, as attorney-in-fact and agent may act for the undersigned, for and in my stead, in any and all capacities, to sign on my behalf any and all Registration Statements on Form S-8 with respect to common stock issued or to be issued under the Frequency Electronics, Inc. 1997 Independent Contractor Stock Option Plan, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with such registration statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and confirms all that Joseph
         P. Franklin, as attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.



Dated:   December 15, 1997                         /s/ John C. Ho
                                                   --------------
                                                     JOHN C. HO